As filed with the Securities and Exchange Commission on October 4, 2019

Registration No. 333-233378

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
 TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TFF PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-4344737
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2600 Via Fortuna, Suite 360

Austin, Texas 78746

(737) 802-1973

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn Mattes

President and Chief Executive Officer

TFF Pharmaceuticals, Inc.

2600 Via Fortuna, Suite 360

Austin, Texas 78746

(737) 802-1973

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel K. Donahue, Esq. Christopher M. Piazza, Esq. Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Telephone: (949) 732-6557	Kevin K. Leung, Esq. Dominador D. Tolentino, Jr., Esq. LKP Global Law, LLP 1901 Avenue of the Stars, Suite 480 Los Angeles, California 90067 Telephone: (424) 239-1890

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-1(the “Registration Statement”) of TFF Pharmaceuticals, Inc. is to refile Exhibit 5.1 to the Registration Statement as indicated in Item 16(a) of Part II of this Amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II, including Exhibit 5.1, and the signature page of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement
3.1*	Second Amended and Restated Certificate of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
3.3*	Amended and Restated Bylaws of the Registrant effective immediately following the closing of this offering
4.1*	Specimen Certificate representing shares of common stock of Registrant
4.2*	Warrant dated January 24, 2018 issued to Liquid Patent Advisors, LLC
4.3*	Warrant dated March 13, 2018 issued to National Securities Corporation
4.4*	Warrant dated March 22, 2018 issued to National Securities Corporation
4.5*	Warrant dated May 16, 2019 issued to National Securities Corporation
4.6*	Warrant dated May 23, 2019 issued to National Securities Corporation
5.1	Opinion of Greenberg Traurig, LLP regarding the validity of the common stock being registered
10.1*	Engagement Agreement dated January 26, 2018 between Liquid Patent Advisors, LLC and the Registrant
10.2*	Securities Purchase Agreement dated March 13, 2018 by and among the Registrant and the Buyers named therein
10.3*	Amended and Restated Registration Rights Agreement dated May 16, 2019 by and among the Registrant and certain of its stockholders
10.4*	Contribution and Subscription Agreement dated January 24, 2018 between the Registrant and Lung Therapeutics, Inc.
10.5*	Patent License Agreement dated July 8, 2015 between Lung Therapeutics, Inc. and The University of Texas at Austin
10.6*+	TFF Pharmaceuticals, Inc. 2018 Stock Incentive Plan
10.7*+	Amended and Restated Consulting Agreement dated December 20, 2018 between Robert Mills and the Registrant
10.8*+	Consulting Agreement effective as of January 24, 2018 between Dr. Brian Windsor and the Registrant, as amended on December 20, 2018 and September 26, 2019
10.9*+	Consulting Agreement dated April 23, 2018 between Glenn Mattes and the Registrant

Exhibit No.	Description of Document
10.10*	Lease Agreement dated October 19, 2018
10.11*+	Executive Employment Agreement dated December 20, 2018 between Glenn Mattes and the Registrant
10.12*	Securities Purchase Agreement dated May 16, 2019 by and among the Registrant and the Buyers named therein
10.13*	Amendment No. 1 to Patent License Agreement dated November 30, 2018 between the Registrant and The University of Texas at Austin
10.14*+	Employment Agreement, dated February 15, 2019, by and between the Registrant and Kirk Coleman
21.1*	List of Subsidiaries
23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed

+	Indicates management compensatory plan, contract or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on this 4th day of October 2019.

TFF PHARMACEUTICALS, INC.

/s/ Glenn Mattes
Glenn Mattes Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn Mattes	President,	October 4, 2019
Glenn Mattes	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kirk Coleman	Chief Financial Officer,	October 4, 2019
Kirk Coleman	Treasurer and Secretary (Principal Financial and Accounting Officer)

*	Chairman of the Board	October 4, 2019
Aaron Fletcher, Ph.D.

*	Director	October 4, 2019
Brian Windsor, Ph.D.

*	Director	October 4, 2019
Robert S. Mills, Jr.

*	Director	October 4, 2019
Stephen C. Rocamboli

*	Director	October 4, 2019
Harlan Weisman, M.D.

*	Director	October 4, 2019
Randy Thurman

*By:	/s/ Glenn Mattes
Glenn Mattes
Attorney-in-Fact

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